Exhibit 99.1
Fortive Reports Fourth Quarter and Full Year 2025 Results

•Delivered Full Year 2025 GAAP diluted net EPS of $1.59 and adjusted diluted net EPS of $2.71, exceeding the high end of guidance range
•Q4 reported revenue growth of 4.6% and Q4 core revenue growth of 3.3%
•Executed an incremental $265 million of share repurchases in Q4, bringing total second half repurchases to ~$1.3 billion, representing ~26 million shares or ~8% of diluted shares outstanding
•Fortive Accelerated strategy in execution mode, medium-term financial framework solidly intact
•Initiating FY 2026 Adjusted EPS guidance of $2.90 to $3.00

EVERETT, WA, February 4, 2026 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the fourth quarter and full year 2025.

“Q4 represented another quarter of solid execution by our new Fortive team. With the first two quarters of performance now behind us, and our 2026 strategic and financial plans firmly in place, our strong conviction in the road ahead continues to build. In Q4, our team delivered results ahead of our expectations with ~3% core revenue growth, ~8% Adjusted EBITDA growth, and ~13% Adjusted EPS growth. This strong performance enabled us to exceed the high end of our full year Adjusted EPS guidance range. We also continued to execute our disciplined, returns-focused capital allocation strategy, completing an additional $265 million of share repurchases in the quarter and bringing total second-half buybacks to ~$1.3 billion,” said Olumide Soroye, President and CEO.

“Looking ahead, we are initiating our full year 2026 Adjusted EPS guidance of $2.90 to $3.00. We remain laser-focused on executing the three elements of our Fortive Accelerated strategy: profitable organic growth acceleration powered by FBS Amplified, disciplined capital allocation, and a commitment to building investor trust. While we are still early in our journey, the progress we are seeing reinforces our confidence in delivering on our medium-term financial framework and realizing the significant value creation opportunity ahead,” Mr. Soroye concluded.

Financial Highlights for Fourth Quarter 2025, Continuing Operations
•Revenue of $1.12 billion, up 4.6% year-over-year; core revenue up 3.3%
•GAAP net income of $192 million, down 0.9% year-over-year, GAAP net income margin of 17.1%; adjusted EBITDA of $358 million, up 7.8% year-over-year, adjusted EBITDA margin of 31.9%
•GAAP diluted net EPS of $0.60, up 7.1% year-over-year; adjusted diluted net EPS of $0.90, up 12.5% year-over-year
•GAAP operating cash flow of $344 million; Free Cash Flow of $314 million
•Deployed $265 million towards share repurchases in the fourth quarter

Financial Highlights for Full Year 2025, Continuing Operations
•Revenue of $4.16 billion, up 1.9% year-over-year; core revenue up 1.7%
•GAAP net income of $533 million, up 10% year-over-year, GAAP net income margin of 12.8%; adjusted EBITDA of $1,233 million, up 6.1% year-over-year, adjusted EBITDA margin of 29.6%
•GAAP diluted net EPS of $1.59, up 16.1% year-over-year; adjusted diluted net EPS of $2.71, up 12% year-over-year
•GAAP operating cash flow of $1.0 billion; Free Cash Flow of $931 million
•Deployed $1.6 billion towards share repurchases in FY 2025

Initiating Full Year 2026 Guidance
For the full year 2026, Fortive anticipates adjusted diluted net earnings per share of $2.90 to $3.00.

Fourth Quarter 2025 Summary Financial Results, Continuing Operations

Fortive Continuing Operations	Q4-25	Q4-24	Variance
Revenue	$1,123M	$1,073M	4.6% / 3.3% (reported / core)
GAAP Net Income	$192M	$193M	(0.9)%
GAAP Net Income margin	17.1%	18.0%	(90) bps
Adj. EBITDA	$358M	$332M	7.8%
Adj. EBITDA margin	31.9%	31.0%	90 bps
GAAP diluted net earnings per share	$0.60	$0.56	7.1%
Adj. diluted net earnings per share	$0.90	$0.80	12.5%
GAAP Operating cash flow	$344M	$328M	5.0%
Free cash flow	$314M	$305M	2.9%

Fourth Quarter 2025 Summary Financial Results by Segment, Continuing Operations

Intelligent Operating Solutions	Q4-25	Q4-24	Variance
Revenue	$770M	$731M	5.3% / 4.1% (reported / core)
GAAP Operating profit	$212M	$201M	5.7%
GAAP Operating margin	27.6%	27.5%	10 bps
Adj. EBITDA	$288M	$268M	7.6%
Adj. EBITDA margin	37.4%	36.6%	80 bps

Advanced Healthcare Solutions	Q4-25	Q4-24	Variance
Revenue	$353M	$342M	3.2% / 1.6% (reported / core)
GAAP Operating profit	$39M	$43M	(9.6)%
GAAP Operating margin	10.9%	12.5%	(160) bps
Adj. EBITDA	$92M	$94M	(2.6)%
Adj. EBITDA margin	26.0%	27.5%	(150) bps

Full Year 2025 Summary Financial Results, Continuing Operations

Fortive Continuing Operations	FY 25	FY 24	Variance
Revenue	$4,159M	$4,081M	1.9% / 1.7% (reported / core)
GAAP Net Income	$533M	$483M	10.4%
GAAP Net Income margin	12.8%	11.8%	100 bps
Adj. EBITDA	$1,233M	$1,162M	6.1%
Adj. EBITDA margin	29.6%	28.5%	110 bps
GAAP diluted net earnings per share	$1.59	$1.37	16.1%
Adj. diluted net earnings per share	$2.71	$2.41	12.4%
GAAP Operating cash flow	$1,036M	$1,029M	0.7%
Free cash flow	$931M	$942M	(1.3)%

Full Year 2025 Summary Segment Financial Results, Continuing Operations

Intelligent Operating Solutions	FY 25	FY 24	Variance
Revenue	$2,856M	$2,793M	2.3% / 2.1% (reported / core)
GAAP Operating profit	$738M	$708M	4.3%
GAAP Operating margin	25.8%	25.3%	50 bps
Adj. EBITDA	$1,002M	$949M	5.6%
Adj. EBITDA margin	35.1%	34.0%	110 bps

Advanced Healthcare Solutions	FY 25	FY 24	Variance
Revenue	$1,303M	$1,288M	1.2% / 0.8% (reported / core)
GAAP Operating profit	$139M	$139M	0.1%
GAAP Operating margin	10.6%	10.8%	(20) bps
Adj. EBITDA	$341M	$340M	0.3%
Adj. EBITDA margin	26.2%	26.4%	(20) bps

PRECISION TECHNOLOGIES SEPARATION
On June 28, 2025 (the “Distribution Date”), the Company completed the separation (the “Separation” or the “PT Separation”) of its former Precision Technologies segment by distributing to Fortive shareholders on a pro rata basis all of the issued and outstanding common stock of Ralliant Corporation (“Ralliant”), the entity incorporated to hold the PT businesses. The requirements for reporting the Ralliant business as discontinued operations were met upon completion of the PT Separation. Unless otherwise indicated, all amounts herein refer to continuing operations.

CONFERENCE CALL DETAILS
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “News & Events.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 877-407-3110 within the U.S. or by dialing 215-268-9915 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call. You can access a replay of the conference call on the “Investors” section of Fortive’s website, www.fortive.com, under “News & Events”.
ABOUT FORTIVE
Fortive innovates essential technologies to keep our world safe and productive. Fortive’s strategic segments - Intelligent Operating Solutions and Advanced Healthcare Solutions - include iconic inventor brands with leading positions in their markets. The company’s businesses design, develop, manufacture, and market products, software, and services, building on leading brand names, innovative technologies, and strong market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 10,000 research and development, manufacturing, sales, distribution, service, and administrative team members in approximately 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with United States generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted EBITDA”, “adjusted EBITDA margin”, “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies. With respect to forward-looking non-GAAP measures, we have not reconciled with, or presented, corresponding forward-looking GAAP measures since doing so would require us to make assumptions with precision about acquisitions, currency translations, capital and other expenses and other similar adjustments during the future periods.
FORWARD-LOOKING STATEMENTS
Statements in this presentation that are not strictly historical, including statements regarding anticipated financial results, global and regional economic conditions, industry trends, geopolitical events, future acquisitions, impact of trade and spending policies, the ability to execute the planned strategies, interest rate and current exchange rate impact, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” "target", or “will” or other words of similar meaning, are “forward-

looking statements" within the meaning of the United States federal securities laws. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and deteriorating trade relations with other countries, including imposition of tariffs and retaliatory tariffs between United States and China and other countries, responsive economic nationalism, trade restrictions, and enhanced regulation, impact of any prolonged government shutdown, the financial markets, geopolitical conditions and conflicts, security breaches, data exfiltration, or other disruptions of our information technology systems, supply chain constraints, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to manage leadership transitions and recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions or otherwise effectively deploy our capital, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, our separation into two independent, publicly-traded companies, risk related to tax treatment of our prior separations, impact of our indemnification obligation to Ralliant and Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the subsequent quarters. These forward-looking statements speak only as of the date of this presentation, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

INVESTOR CONTACT
Christina Jones
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000
Email: investors@fortive.com

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Sales	1,122.5	1,072.8	4,159.1	4,080.9
Cost of sales	(413.6)	(377.3)	(1,518.0)	(1,461.8)
Gross profit	708.9	695.5	2,641.1	2,619.1
Operating costs:
Selling, general and administrative	(417.4)	(418.1)	(1,661.7)	(1,651.5)
Research and development	(66.0)	(65.2)	(259.2)	(251.3)
Operating profit	225.5	212.2	720.2	716.3
Non-operating income (expense), net:
Interest expense, net	(31.0)	(33.0)	(120.5)	(152.8)
Other non-operating income (expense), net	(0.6)	1.0	2.5	(57.2)
Earnings from continuing operations before income taxes	193.9	180.2	602.2	506.3
Income taxes	(2.4)	13.0	(69.5)	(23.8)
Net earnings from continuing operations	191.5	193.2	532.7	482.5
Net earnings (loss) from discontinued operations	(5.8)	15.6	46.5	350.4
Net earnings	$185.7	$208.8	$579.2	$832.9

Net earnings per common share from continuing operations:
Basic	$0.61	$0.56	$1.60	$1.38
Diluted	$0.60	$0.56	$1.59	$1.37
Net earnings per common share from discontinued operations:
Basic	$(0.02)	$0.05	$0.14	$1.01
Diluted	$(0.02)	$0.04	$0.14	$0.99
Net earnings per share:
Basic	$0.59	$0.61	$1.74	$2.39
Diluted	$0.58	$0.60	$1.73	$2.36
Average common stock and common equivalent shares outstanding:
Basic	316.4	344.5	332.0	349.2
Diluted	319.4	348.0	334.6	352.8

Certain amounts may not sum due to rounding.

This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Sales:
Intelligent Operating Solutions	$769.7	$730.9	$2,856.3	$2,793.2
Advanced Healthcare Solutions	352.8	341.9	1,302.8	1,287.7
Total	$1,122.5	$1,072.8	$4,159.1	$4,080.9

Operating Profit:
Intelligent Operating Solutions	$212.2	$200.8	$738.3	$708.0
Advanced Healthcare Solutions	38.6	42.7	138.6	138.5
Other (a)	(25.3)	(31.3)	(156.7)	(130.2)
Total	$225.5	$212.2	$720.2	$716.3

Operating Margins:
Intelligent Operating Solutions	27.6%	27.5%	25.8%	25.3%
Advanced Healthcare Solutions	10.9%	12.5%	10.6%	10.8%
Total	20.1%	19.8%	17.3%	17.6%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance. In 2025, the Other category includes $33 million of stock based compensation expense related to adjustments incurred in the third quarter in connection with the PT Separation.

This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ and shares in millions, except per share amounts)
(unaudited)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and equivalents	$375.5	$813.3
Accounts receivable less allowance for doubtful accounts of $18.8 and $19.4, respectively	683.6	661.3
Inventories:
Finished goods	169.9	151.9
Work in process	12.3	15.3
Raw materials	109.6	102.6
Inventories	291.8	269.8
Prepaid expenses and other current assets	234.0	233.6
Current assets, discontinued operations	20.8	614.3
Total current assets	1,605.7	2,592.3

Property, plant and equipment, net	269.8	232.9
Other assets	375.5	348.4
Goodwill	7,298.3	7,216.0
Other intangible assets, net	2,188.4	2,530.5
Other assets, discontinued operations	—	4,096.0
Total assets	$11,737.7	$17,016.1

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$899.5	$376.2
Trade accounts payable	436.4	425.4
Accrued expenses and other current liabilities	910.7	868.3
Current liabilities, discontinued operations	—	568.5
Total current liabilities	2,246.6	2,238.4

Other long-term liabilities	723.5	847.2
Long-term debt	2,306.5	3,331.1
Long-term liabilities, discontinued operations	—	403.8
Commitments and Contingencies (Note 12)

Equity:
Common stock: $0.01 par value, 2,000 shares authorized; 369.6 and 366.6 issued; 313.4 and 341.2 outstanding; respectively	3.7	3.7
Additional paid-in capital	4,210.0	4,035.0
Treasury shares, at cost	(3,229.8)	(1,612.3)
Retained earnings	5,428.5	8,227.6
Accumulated other comprehensive income (loss)	41.0	(465.4)
Total Fortive stockholders’ equity	6,453.4	10,188.6
Noncontrolling interests	7.7	7.0
Total stockholders’ equity	6,461.1	10,195.6
Total liabilities and equity	$11,737.7	$17,016.1
This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Year Ended December 31
	2025	2024
Cash flows from operating activities:
Net earnings	$579.2	$832.9
Less: net earnings from discontinued operations	(46.5)	(350.4)
Net earnings from continuing operations	532.7	482.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization	367.5	369.3
Depreciation	70.1	61.6
Stock-based compensation	116.8	90.1
Loss from equity investments	—	39.4
Change in certain assets and liabilities:
Change in deferred income taxes	(49.9)	(24.8)
Change in accounts receivable, net	8.7	(15.5)
Change in inventories	(20.0)	(7.9)
Change in trade accounts payable	12.4	51.1
Change in prepaid expenses and other assets	(15.6)	9.5
Change in accrued expenses and other liabilities	13.0	(26.8)
Total operating cash provided by continuing operations	1,035.7	1,028.5
Total operating cash provided by discontinued operations	47.5	498.3
Net cash provided by operating activities	1,083.2	1,526.8

Cash flows from investing activities:
Purchases of property, plant and equipment	(105.1)	(86.1)
Cash paid for acquisitions, net of cash received	(25.7)	(3.6)
All other investing activities	11.2	0.9
Total investing cash used in continuing operations	(119.6)	(88.8)
Total investing cash used in discontinued operations	(15.8)	(1,707.2)
Net cash used in investing activities	(135.4)	(1,796.0)

Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	0.9	(596.5)
Repurchase of common shares	(1,610.1)	(889.6)
Payment of dividends	(92.2)	(111.2)
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	—	1,733.5
Repayment of borrowings (maturities greater than 90 days)	(715.7)	(1,000.0)
Proceeds from Ralliant Dividend	1,150.0	—
All other financing activities	40.8	71.1
Total financing cash (used in) provided by continuing operations	(1,226.3)	(792.7)
Total financing cash used in discontinued operations	(160.3)	—
Net cash provided by (used in) financing activities	(1,386.6)	(792.7)

Effect of exchange rate changes on cash and equivalents	1.0	(13.6)
Net change in cash and equivalents	(437.8)	(1,075.5)
Beginning balance of cash and equivalents	813.3	1,888.8
Ending balance of cash and equivalents	$375.5	$813.3

This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
The information presented below reflect GAAP to non-GAAP reconciliations for the non-GAAP measures of Fortive on a continuing operations basis.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings, Adjusted Diluted Net Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin
We disclose the consolidated non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, and the non-GAAP measures of historical adjusted earnings before income taxes, interest, depreciation, and amortization (“adjusted EBITDA”), and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP net earnings, and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition, divestiture, and Separation related items;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”);
•Excluding on a pretax basis the effect of foreign currency transaction gains and losses related to Euro-denominated debt;
•Excluding on a pretax basis (to the extent there is a tax effect) gains and losses from divestitures;
•Excluding on a pretax basis the effect of gains and losses from our equity investments; and
•Excluding on a pretax basis the charitable contribution expense.
In addition to the adjustments noted above, with respect to the consolidated non-GAAP measures of historical adjusted EBITDA and adjusted EBITDA margin, we make the following adjustments to GAAP net earnings before income taxes:
•Excluding on a pretax basis net interest expense;
•Excluding on a pretax basis depreciation expense; and

•Excluding income taxes.
In addition to the adjustments noted above, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment).
We also disclose for each segment of Fortive, the non-GAAP measures of historical adjusted EBITDA and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP operating profit for the corresponding segment, which is deemed to be the most comparable GAAP measure given interest and taxes are not incurred at the segment level:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition and divestiture related items;
•Excluding on a pretax basis Discrete Restructuring Charges; and
•Excluding on a pretax basis depreciation expense.
Amortization of Acquisition Related Intangible Assets
As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.
Acquisition, Divestiture, and Separation Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, restructuring, and separation costs related to completed or announced transactions are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. In connection with the Separation, on a continuing operations basis, we also incurred incremental stock-based compensation expense, primarily due to the adjustment of outstanding stock-based awards to preserve the intrinsic value, and the accelerated compensation expense related to certain stock-based awards due to separation-related executive retirements. We adjust for transaction costs, incremental costs related to the Separation, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period. Restructuring costs related to the Separation are not included in this adjustment but are instead included in Discrete Restructuring Costs.

Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. These discrete restructuring plans differ in terms of the size, strategic nature and planning requirements, and are often triggered by significant macroeconomic shifts, significant divestitures such as the Separation, or material operational, economic or capital market disruptions. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition as opposed to dispositions are not included in this adjustment but are instead included in acquisition related items. In the fourth quarter of 2024, we initiated a discrete restructuring plan related to the Separation that was expected to be completed by December 31, 2025, and has been extended through the second half of 2026.
Foreign Currency Transaction Gains and Losses Related to Euro-denominated Debt
We adjust for the effect of unrealized foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt that are not designated as hedging instruments for accounting purpose. As the fluctuations in foreign currency exchange rates continue to remain volatile, we believe this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gains and Losses from Divestitures
In May 2025, we recorded a gain resulting from an immaterial divestiture in our IOS segment. We adjust for gains and losses from divestitures because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Charitable Contribution Expense
During the first quarter of 2024, we pledged to make a charitable donation of $20 million to the Fortive Foundation (“the Foundation”), a related party, without any donor imposed conditions or restrictions. We recorded a charitable contribution expense of $20 million within the “Other non-operating expense, net” line in the Consolidated Condensed Statements of Earnings.
We adjust for the charitable donation expense because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines that have been divested or, at the time of reporting, are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to net cash provided by operating activities calculated according to GAAP less payments for capital expenditures.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue Growth (unaudited)

	Three Months Ended
	December 31, 2025			December 31, 2024
	Intelligent Operating Solutions	Advanced Healthcare Solutions	Total Fortive	Intelligent Operating Solutions	Advanced Healthcare Solutions	Total Fortive
Total Revenue Growth (GAAP)	5.3%	3.2%	4.6%	4.3%	3.2%	3.9%
Excluding impact of:
Acquisitions and divestitures	0.4%	—%	0.2%	(0.2)%	—%	(0.2)%
Currency exchange rates	(1.6)%	(1.6)%	(1.5)%	0.3%	1.5%	0.8%
Core Revenue Growth (Non-GAAP)	4.1%	1.6%	3.3%	4.4%	4.7%	4.5%

	Year Ended
	December 31, 2025			December 31, 2024
	Intelligent Operating Solutions	Advanced Healthcare Solutions	Total Fortive	Intelligent Operating Solutions	Advanced Healthcare Solutions	Total Fortive
Total Revenue Growth (GAAP)	2.3%	1.2%	1.9%	4.1%	4.7%	4.3%
Excluding impact of:
Acquisitions and divestitures	0.4%	—%	0.2%	(0.8)%	—%	(0.6)%
Currency exchange rates	(0.6)%	(0.4)%	(0.4)%	0.2%	1.4%	0.6%
Core Revenue Growth (Non-GAAP)	2.1%	0.8%	1.7%	3.5%	6.1%	4.3%

Adjusted EBITDA and Adjusted EBITDA Margin from Continuing Operations (unaudited)

	Three Months Ended		Year Ended
$ in millions	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue (GAAP)	$1,122.5	$1,072.8	$4,159.1	$4,080.9

Net Earnings from Continuing Operations (GAAP)	$191.5	$193.2	$532.7	$482.5
Interest expense, net	31.0	33.0	120.5	152.8
Income taxes	2.4	(13.0)	69.5	23.8
Depreciation	18.1	15.9	70.1	61.6
Amortization	93.2	92.2	367.5	369.3
EBITDA (Non-GAAP)	336.2	321.3	1,160.3	1,090.0
Pretax acquisition and divestiture, and Separation related items	2.1	0.2	42.0	1.9
Pretax discrete restructuring charges	18.5	10.6	32.0	10.6
Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	1.2	—	0.7	—
Pretax gain from divestiture	(0.1)	—	(2.2)	—
Pretax losses from equity investments	—	—	—	39.4
Pretax charitable contribution expense	—	—	—	20.0
Adjusted EBITDA (Non-GAAP)	$357.9	$332.1	$1,232.8	$1,161.9

Net Earnings Margin from Continuing Operations (GAAP)	17.1%	18.0%	12.8%	11.8%
Adjusted EBITDA Margin from Continuing Operations (Non-GAAP)	31.9%	31.0%	29.6%	28.5%

Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin (unaudited)

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
$ in millions	Intelligent Operating Solutions	Advanced Healthcare Solutions	Intelligent Operating Solutions	Advanced Healthcare Solutions
Revenue (GAAP)	$769.7	$352.8	$730.9	$341.9

Operating Profit (GAAP)	$212.2	$38.6	$200.8	$42.7
Amortization of acquisition-related intangible assets	47.5	45.7	46.6	45.6
Acquisition, divestiture, and Separation related items	0.4	0.1	0.2	—
Discrete restructuring charges	15.0	2.5	10.0	0.6
Adjusted Operating Profit (Non-GAAP)	275.1	86.9	257.6	88.9
Depreciation	13.0	4.8	10.2	5.2
Adjusted EBITDA (Non-GAAP)	$288.1	$91.7	$267.8	$94.1

Operating Profit Margin (GAAP)	27.6%	10.9%	27.5%	12.5%
Adjusted Operating Profit Margin (Non-GAAP)	35.7%	24.6%	35.2%	26.0%
Adjusted EBITDA Margin (Non-GAAP)	37.4%	26.0%	36.6%	27.5%

	Year Ended December 31, 2025		Year Ended December 31, 2024
$ in millions	Intelligent Operating Solutions	Advanced Healthcare Solutions	Intelligent Operating Solutions	Advanced Healthcare Solutions
Revenue (GAAP)	$2,856.3	$1,302.8	$2,793.2	$1,287.7

Operating Profit (GAAP)	$738.3	$138.6	$708.0	$138.5
Amortization of acquisition-related intangible assets	187.1	180.4	188.3	181.0
Acquisition, divestiture, and Separation related items	0.9	0.2	1.9	—
Discrete restructuring charges	26.3	2.6	10.0	0.6
Adjusted Operating Profit (Non-GAAP)	952.6	321.8	908.2	320.1
Depreciation	49.3	19.5	40.5	20.2
Adjusted EBITDA (Non-GAAP)	$1,001.9	$341.3	$948.7	$340.3

Operating Profit Margin (GAAP)	25.8%	10.6%	25.3%	10.8%
Adjusted Operating Profit Margin (Non-GAAP)	33.4%	24.7%	32.5%	24.9%
Adjusted EBITDA Margin (Non-GAAP)	35.1%	26.2%	34.0%	26.4%

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share from Continuing Operations (unaudited)

	Three Months Ended				Year Ended
($ in millions, except per share amounts)	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
		Per share values		Per share values		Per share values		Per share values
Net Earnings and Net Earnings Per Share from Continuing Operations (GAAP)	$191.5	$0.60	$193.2	$0.56	$532.7	$1.59	$482.5	$1.37
Pretax amortization of acquisition related intangible assets	93.2	0.29	92.2	0.26	367.5	1.10	369.3	1.05
Pretax acquisition, divestiture, and Separation related items	2.1	0.01	0.2	—	42.0	0.13	1.9	0.01
Pretax discrete restructuring charges	18.5	0.06	10.6	0.03	32.0	0.10	10.6	0.03
Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	1.2	—	—	—	0.7	—	—	—
Pretax gain from divestiture (a)	(0.1)	—	—	—	(2.2)	(0.01)	—	—
Pretax losses from equity investments	—	—	—	—	—	—	39.4	0.11
Pretax charitable contribution expense	—	—	—	—	—	—	20.0	0.06
Tax effect of the adjustments reflected above	(17.5)	(0.06)	(16.4)	(0.05)	(66.6)	(0.20)	(73.2)	(0.22)
Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$288.9	$0.90	$279.8	$0.80	$906.1	$2.71	$850.5	$2.41

Average Common Diluted Stock Outstanding (shares in millions)		319.4		348.0		334.6		352.8

(a) The gain from divestiture in 2025 had no tax impact. The tax effect of the adjustments includes all other items.
The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Free Cash Flow from Continuing Operations (unaudited)

($ in millions)	Three Months Ended				FY 2025
	December 31, 2025	September 26, 2025	June 27, 2025	March 28, 2025
Operating Cash Flows (GAAP)	$344.2	$294.7	$205.0	$191.8	$1,035.7
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(30.4)	(28.6)	(25.0)	(21.1)	(105.1)
Free Cash Flow (Non-GAAP)	$313.8	$266.1	$180.0	$170.7	$930.6

($ in millions)	Three Months Ended				FY 2024
	December 31, 2024	September 27, 2024	June 28, 2024	March 29, 2024
Operating Cash Flows (GAAP)	$327.7	$304.7	$217.5	$178.6	$1,028.5
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(22.6)	(21.6)	(19.6)	(22.3)	(86.1)
Free Cash Flow (Non-GAAP)	$305.1	$283.1	$197.9	$156.3	$942.4